Investor Presentation First Quarter 2025 April 23, 2025 Ronald J. Nicolas, Jr. Sr. EVP & Chief Financial Officer rnicolas@ppbi.com 949-864-8000 Steve Gardner Chairman, Chief Executive Officer, & President sgardner@ppbi.com 949-864-8000

2 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION Forward Looking Statements This investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. (“PPBI” or the “Company”), including its wholly-owned subsidiary Pacific Premier Bank, N.A. (“Pacific Premier” or the “Bank”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, the strength of the United States (“U.S.”) economy in general and the strength of the local economies in which we conduct operations; adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; interest rate, liquidity, economic, market, credit, operational, and inflation risks associated with our business, including the speed and predictability of changes in these risks; our ability to attract and retain deposits and access to other sources of liquidity, particularly in a rising or high interest rate environment, and the quality and composition of our deposits; business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic markets, including the labor market, ineffective management of the U.S. Federal budget or debt, fluctuations in the real estate market, or turbulence or uncertainty in domestic or foreign financial markets; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; possible impairment charges to goodwill, including any impairment that may result from increased volatility in our stock price; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; compliance risks, including any increased costs of monitoring, testing, and maintaining compliance with complex laws and regulations; the effectiveness of our risk management framework and quantitative models; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible credit-related impairments of securities held by us; changes in the level of our nonperforming assets and charge-offs; the impact of governmental efforts to restructure or adjust the U.S. financial regulatory system; the impact of recent or future changes in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; changes in consumer spending, borrowing, and savings habits; the effects of concentrations in our loan portfolio, including commercial real estate and the risks of geographic and industry concentrations; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue, reduce or otherwise limit the level of repurchases of our common stock we may make from time to time pursuant to our stock repurchase program; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism, and/or military conflicts, including the war between Russia and Ukraine and conflict in the Middle East, all of which could impact business and economic conditions in the United States and abroad; tariffs, trade policies, and related tensions, which could impact our clients, specific industry sectors and/or broader economic conditions and financial market; public health crises and pandemics and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them; climate change, including the enhanced regulatory, compliance, credit, and reputational risks and costs; natural disasters, earthquakes, fires, and severe weather; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s 2024 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Non-U.S. GAAP Financial Measures This presentation contains non-U.S. GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-U.S. GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. U.S. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-U.S GAAP financial measures to the most directly comparable U.S. GAAP financial measures. For more details on PPBI’s non-U.S. GAAP measures, refer to the Appendix in this presentation.

3 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved PRESENTATION CONTENTS Corporate Overview 4 First Quarter Performance Highlights 6 Balance Sheet Highlights 8 Asset Quality & Credit Risk Management 16 Loan Metrics 21 Strategy and Technology 30 Culture and Governance 33 Appendix: Non-GAAP Reconciliation 38

PPBI Corporate Overview

5 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved Balance Sheet and Capital Ratios(2) Profitability and Credit Quality(2) Assets $18.1 billion ROAA 0.80% Loans HFI(4) $12.0 billion ROATCE(3) 7.48% TCE / TA(3) 11.87% Efficiency Ratio(3) 67.5% Tier 1 Capital Ratio 16.99% NPA / Assets 0.15% Total Capital Ratio 20.23% ACL / Loans 1.46% Premier commercial bank in key metropolitan areas throughout the Western U.S. 1. Market data as of April 22, 2025 2. As of or for the three months ended March 31, 2025 3. Please refer to non-U.S. GAAP reconciliation in the appendix 4. Includes the basis adjustment associated with the application of hedge accounting on certain loans 1Q25 Financial Highlights PACIFIC PREMIER BANCORP, INC. Corporate Overview & Market Data Branch Network 58 Full Service Branch Locations Market Capitalization(1) $1.9 Billion Dividend Yield(1) 6.70% P/TBV(1) 0.94x Pacific Premier Footprint 8 2 Arizona Phoenix (1) Tucson (2) 3 Nevada Las Vegas (1) 1 Southern California Los Angeles-Orange (21) San Diego (5) Riverside-San Bernardino (9) 35 Central Coast California San Luis Obispo (7) Santa Barbara (2) 9 Pacific Northwest Seattle MSA (7) Other Washington (1) Portland MSA (2)

First Quarter Performance Highlights

7 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved Q1 2025 RESULTS 1. Non-U.S. GAAP measure, refer to the Non-GAAP reconciliation in the appendix for more information 2. Includes federally-insured deposits, $687 million of collateralized municipal deposits, and $45 million of privately insured deposits 3. Includes the basis adjustment associated with the application of hedge accounting on certain loans 4. Including fair value net discount on acquired loans 5. Total unused borrowing capacity of $9.2 billion at March 31, 2025 and includes $148 million of unpledged US Treasurys with maturity date of twelve months or less Operating Results • Net income of $36.0 million, or $0.37 per diluted share • 1Q 2025 results; ROAA of 0.80%, and ROATCE of 7.48%(1) • Net interest margin increased 4 bps to 3.06% in Q1 2025 • Efficiency ratio of 67.5%(1) and noninterest expense decreased to $100.3 million Loans • Loan portfolio decreased $17 million to $12.0 billion(3) • 1Q 2025 loan yields of 5.03% • Loan / deposit ratio of 82.0% • Quarterly new loan originations of $319 million Deposits • Total deposits of $14.7 billion, cost of deposits decreased 14 bps to 1.65%; spot cost of deposits of 1.61%. • Non-maturity deposits increased $247 million to $12.6 billion, or 85.9% of total deposits • Average cost of non-maturity deposits of 1.20%(1); spot cost of non-maturity deposits of 1.19% • Noninterest-bearing deposits increased to 32.9% of total deposits Capital & Liquidity • Tangible common equity to tangible assets of 11.87%(1) • Tangible book value per share increased $0.01 to $20.98(1) • Total available liquidity of $10.1 billion at March 31, 2025(5), including ample cash position of $769 million Asset Quality • Delinquent loans were 0.02% of total loans held for investment • Nonperforming assets decreased 1 bp to 0.15% of total assets • Net recoveries of $0.3 million • ACL for LHFI of $175.0 million, or 1.46% of loans; total loss absorption capacity equals 1.71% of loans(4)

PPBI Balance Sheet Highlights

9 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved ACCUMULATING CAPITAL Consolidated PPBI Capital Ratios • Q1 2025 capital levels significantly exceed well-capitalized regulatory requirements and provide capital management flexibility 1. Non-U.S. GAAP measure, refer to the Non-GAAP reconciliation in the appendix for more information Consolidated PPBI Pacific Premier Bank, N.A. Tangible Common Equity Ratio(1) 11.87% 10.97% 9.20% Leverage Ratio 12.30% 11.48% 10.41% Common Equity Tier 1 Ratio (CET1) 16.99% 15.02% 13.54% Tier 1 Ratio 16.99% 15.02% 13.54% Total Capital Ratio 20.23% 18.23% 16.33% Leverage Ratio 13.62% 12.97% 11.93% Common Equity Tier 1 Ratio (CET1) 18.81% 16.96% 15.52% Tier 1 Ratio 18.81% 16.96% 15.52% Total Capital Ratio 20.07% 18.21% 16.55% Q1 2025 Q1 2024 Q1 2023 10.41% 13.54% 13.54% 16.33% 11.48% 15.02% 15.02% 18.23% 12.30% 16.99% 16.99% 20.23% Tier 1 Leverage Ratio CET1 Ratio Tier 1 Ratio TRBC Ratio 1Q23 1Q24 1Q25

HIGH QUALITY DEPOSIT FRANCHISE

Total Deposits of $14.7 billion as of March 31, 2025

(dollars in thousands)	Balance[1]	% of Total	Avg. Cost of Deposits[2]	Spot Cost of Deposits
Noninterest-bearing demand	$ 4,827,093	33%	0.00%	0.00%
Interest-bearing demand	2,859,411	19%	1.50%	1.48%
Money market / savings	4,914,248	34%	2.17%	2.20%
Total non-maturity deposits	12,600,752	86%	1.20%	1.19%
Retail certificates of deposit	1,765,235	12%	4.22%	4.00%
Wholesale/brokered certificates of deposit	300,245	2%	5.11%	5.11%
Total maturity deposits	2,065,480	14%	4.35%	4.16%
Total deposits	**$ 14,666,232**	**100%**	**1.65%**	**1.61%**

Relationship-based core deposits

- Well-diversified and granular customer base with low-cost transaction deposits reflects our relationship-based business model
- Non-maturity deposits increased $247 million from 4Q 2024 and comprise 85.9% of total deposits
- Average non-maturity deposit costs of 1.20%[3], spot non-maturity deposit costs of 1.19%
- Uninsured and uncollateralized deposits 35% of total deposits as of March 31, 2025

Quarterly Average Cost of Total Deposits Trend Relative to Average Fed Funds Rate



Federal Funds Rate
Cost of Total Deposits
0.12 0.77 2.19 3.66 4.52 4.99 5.26 5.33 5.33 5.33 5.27 4.66 4.33
0.04 0.06 0.22 0.58 0.94 1.27 1.50 1.56 1.59 1.71 1.84 1.79 1.65
1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25

Deposits Detail as of March 31, 2025

Average Length of Commercial and Consumer Banking Relationship[4] = 13.5 years



Interest-bearing Non-maturity deposits, 53%
Cost of non-maturity deposits: 1.20%
Retail CDs, 12%
Brokered Deposits, 2%
Noninterest-bearing Deposits, 33%

1. As of March 31, 2025
2. Quarterly average cost
3. Please refer to the non-U.S. GAAP information in the appendix
4. Excludes Commerce Escrow and Exchange, HOA and Pacific Premier Trust relationships

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10

STRONG LIQUIDITY POSITION

Quarterly Period-end Cash Balance Trends ($ in millions)[2]



Cash & AFS Securities
Cash & AFS / Total Assets
$2,184
$2,221
$2,300
$2,294
$2,528
11.6%
12.1%
12.8%
12.8%
14.0%
1Q24
2Q24
3Q24
4Q24
1Q25

Well-positioned with enhanced liquidity

- Ample cash of $769 million at March 31, 2025
- Reduced time deposits by $45 million during 1Q25
- Total liquidity coverage ratio of 2.0x to uninsured and uncollateralized deposits[1][3]
- Significant additional sources of liquidity with total liquidity of $10.1 billion[3]

Sources of Liquidity as of March 31, 2025[3]

($ in millions)		March 31, 2025
Cash and Cash Equivalents	$	769
Short-term US Treasurys[3]		148
On Balance Sheet Liquidity		917
Additional Sources of Liquidity		
Unused FHLB Borrowing Capacity	$	5,081
Correspondent Banks		390
FRB Discount Window		3,726
Total Unused Borrowing Capacity	**$**	**9,197**
Total Liquidity	**$**	**10,114**

1Q25 Liquidity / Uninsured & Uncollateralized Deposits ($ in billions)[1][3]



2.0x Coverage
$10.1
$5.1
Total Liquidity
Estimated Uninsured & Uncollateralized Deposits

1. Uninsured and uncollateralized deposits estimated as total deposits less federally-insured deposits, $687 million of collateralized municipal deposits, and $45 million of privately insured deposits
2. Also includes interest-bearing time deposits with financial institutions
3. Based on approved borrowing capacity as of March 31, 2025; Represents $148 million of unpledged US treasurys with maturity of 12 months or less

© 2025 Pacific Premier Bancorp, Inc. | All rights reserved

11

WELL STRUCTURED LOAN PORTFOLIO

Loans Outstanding by Type and Weighted Average Rate[8]

	As of March 31, 2025		
	Balance	% of Total	Weighted Average Rate[8]
Investor real estate secured			
CRE non-owner occupied	$ 2,111,115	17.6 %	4.80%
Multifamily	5,307,484	44.1	4.12%
Construction and land	302,730	2.5	8.07%
SBA secured by real estate[1]	27,571	0.2	8.34%
Total investor real estate secured	7,748,900	64.4	4.48%
Business real estate secured[2]			
CRE owner-occupied	1,962,531	16.3	4.43%
Franchise real estate secured	238,870	2.0	4.93%
SBA secured by real estate[3]	42,227	0.4	8.10%
Total business real estate secured	2,243,628	18.7	4.56%
Commercial loans[4]			
Commercial and industrial	1,609,225	13.4	6.36%
Franchise non-real estate secured	194,454	1.6	5.21%
SBA non-real estate secured	7,546	0.1	9.01%
Total commercial	1,811,225	15.1	6.25%
Retail Loans			
Single family residential[5]	230,262	1.9	6.84%
Consumer	1,964	0.0	9.20%
Total retail loans	232,226	1.9	6.86%
Total loans held for investment before basis adjustment[6]	**$ 12,035,979**	**100.1 %**	**4.80%**
Basis adjustment associated with fair value hedge[7]	(13,001)	(0.1)	
Total loans held for investment	$ 12,022,978	100.0 %	

Note: All dollars in thousands, unless noted otherwise

Note: SBA loans are unguaranteed portion and represent approximately 25% of principal balance for the respective borrower

New Commitments and Prepay / Payoff Trends[9]



Loan Production
Amort. / Payoff / Prepay
EOP Loan Portfolio WAIR
4.91%
4.88%
4.82%
4.78%
4.80%
$46
$359
$151
$447
$104
$449
$834
$709
$558
$449
1Q24
2Q24
3Q24
4Q24
1Q25

March 31, 2025 Loan Repricing Structure[10]



Variable 25%
Fixed with Variable Swap 2%
Fixed 28%
Adjustable 45%

1. SBA loans that are collateralized by hotel real property
2. Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment
3. SBA loans that are collateralized by real property other than hotel real property
4. Loans to businesses where the operating cash flow of the business is the primary source of repayment
5. Single family residential includes home equity lines of credit, as well as second trust deeds
6. Includes unamortized net purchase premiums of $11.6 million, net deferred origination costs of $850,000 and unaccreted fair value net purchase discounts of $31.3 million as of March 31, 2025..
7. Represents the basis adjustment associated with the application of hedge accounting on certain loans
8. As of March 31, 2025, and excludes the impact of fees, discounts and premiums
9. Dollars in millions, Payoff & Prepayment includes prepayments, maturities and normal amortization, loan production includes new loan originations and purchases
10. As of March 31, 2025, and includes $300 million of variable swaps on fixed rate loans, Loan balances reflect unpaid principal balance and do not include capitalized costs and fees

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12

HIGH PERFORMING LOAN PORTFOLIO

Loans Outstanding by Type[1]



Multifamily (<10 Units) 9%
Multifamily (11-25 Units) 13%
Multifamily (26-50 Units) 8%
Multifamily (51-100 Units) 8%
Multifamily (101+ Units) 6%
Commercial and industrial 13%
CRE owner-occupied 16%
CRE non-owner occupied 18%
Construction and land 3%
Consumer 2%
Other Commercial and Business 4%
$12.0 Billion

Diversified loan portfolio

- Granular loan portfolio reflects deep and long-tenured client relationships – we lend to well-established businesses and real estate operators.
- Conservative, cash-flow lender with a long history of proactive and effective credit risk management.
- Commercial loans with diverse set of industries across Western U.S.

Commercial & Business Loans by Industry[2]



Other 5%
Agriculture, Forestry, Fishing and Hunting 3%
Construction 7%
Manufacturing 15%
Other Services (except Public Administration) 8%
Health Care & Social Assistance 9%
Real Estate & Rental & Leasing 6%
Retail Trade 5%
Wholesale Trade 7%
Educational Services 4%
Professional, Scientific, & Technical Services 4%
Public Administration 4%
Finance & Insurance 2%
Arts, Entertainment, & Recreation 3%
Transportation and Warehousing 3%
Accommodation & Food Services 15%

CRE Loan Maturity Profile / Total LHFI (%) as of March 31, 2025

CRE Loans Maturity Profile	<1 Year	1-2 Years	2-3 Years	3-5 Years	>5 Years	Total
Multifamily	0.8%	0.8%	1.1%	5.8%	35.7%	44.1%
CRE Owner-Occupied	0.6%	0.6%	0.7%	3.0%	11.5%	16.3%
CRE Non-Owner Occupied	1.3%	1.4%	1.5%	4.4%	9.0%	17.6%
Total	**2.7%**	**2.8%**	**3.3%**	**13.1%**	**56.2%**	**78.0%**

- **CRE maturities well-distributed into future periods**
- **Limited exposure to maturity over the next several years**

1. As March 31, 2025, includes the basis adjustment associated with the application of hedge accounting on certain loans
2. Commercial and business loans, distribution by North American Industry Classification (NAICS)

© 2025 Pacific Premier Bancorp, Inc. | All rights reserved

13

14 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved AFS 51% HTM 49% 4.5 Years Total Duration SECURITIES PORTFOLIO HTM and AFS Investment Securities as of March 31, 2025(1) Highly-rated securities portfolio • Investment securities totaled $3.5 billion(1), or 19.1% of total assets as of December 31, 2024 • 1Q 2025 purchases consisted of $221 million of predominantly short-term U.S. Treasurys with a weighted average yield of 4.21% • 1Q25 average yield on total investment securities was 3.51%(2) $3.5 Billion 1. For AFS and HTM securities, excludes FRB Stock and FHLB stock. 2. Includes FRB stock and FHLB stock. AFS Duration as of March 31, 2025 0.8 Years AFS Duration Securities Mix as of March 31, 2025 (1) CMO, 13% Corp & Bank Notes, 11% MBS, 7% Muni Bonds, 33% Treasurys, 36% Other, 0% <1 Year, 74% 1-3 Years, 21% 3-5 Years, 5%

15 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved 1.59% 1.73% 1.84% 1.79% 1.65% 5.33% 5.33% 5.27% 4.66% 4.33% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Cost of Deposits Fed Funds Rate NET INTEREST MARGIN Net Interest Margin 1Q25 net interest margin expansion driven by lower cost cost funds Loan Yields & Cost of Funds Cost of Deposits Relative to Fed Funds Rate Factors Affecting Net Interest Margin Increase Decrease (1) 1. Quarterly Average Fed Funds Rate for each respective period 3.02% 0.14% -0.04% -0.06% 3.06% Q4 2024 Reported NIM Cost of Funds FV Hedge AEA Yield/ Mix Q1 2025 Reported NIM 3.39% 3.26% 3.16% 3.02% 3.06% Reported Net Interest Margin 5.29% 5.30% 5.31% 5.13% 5.03% 1.73% 1.86% 1.97% 1.88% 1.74% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Reported Loan Yield Cost of Funds

Asset Quality & Credit Risk Management

LOAN PORTFOLIO & CECL

CECL model update

- Reserves reflect changes in asset quality offset by changes in loan balances and portfolio composition

Allowance for Credit Losses by Loan Type

(dollars in thousands)	March 31, 2025 ACL Balance	March 31, 2025 % of Segment
Investor loans secured by real estate		
CRE non-owner occupied	$ 26,866	1.27%
Multifamily	51,375	0.97%
Construction and land	3,777	1.25%
SBA secured by real estate[1]	1,678	6.09%
Business loans secured by real estate[2]		
CRE owner-occupied	30,521	1.56%
Franchise real estate secured	4,663	1.95%
SBA secured by real estate[3]	3,864	9.15%
Commercial loans[4]		
Commercial and industrial	41,902	2.60%
Franchise non-real estate secured	8,077	4.15%
SBA non-real estate secured	461	6.11%
Retail loans		
Single family residential[5]	1,680	0.73%
Consumer loans	103	5.24%
ACL for Loans HFI	**$ 174,967**	**1.46%**

ACL for LHFI + Fair Value Mark

(dollars in thousands)	Balance	% of Total Loans Held for Investment
ACL for LHFI	$ 174,967	1.46%
Plus: Fair Value Mark on Acquired Loans[6]	31,349	0.26%
Total ACL & Fair Value Mark[6]	**$ 206,316**	**1.71%**

Combined Loss Absorption Capacity

ACL for LHFI Change Attributions ($ in millions)



$178.2
$0.5
($3.7)
$175.0
ACL for LHFI Balance Dec 31, 2024
Asset Quality, Economic Forecast & Other Updates
Loan Composition
ACL for LHFI Balance Mar 31, 2025
Increase
Decrease

1. SBA loans that are collateralized by hotel real property
2. Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment
3. SBA loans that are collateralized by real property other than hotel real property
4. Loans to businesses where the operating cash flow of the business is the primary source of repayment
5. Single family residential includes home equity lines of credit, as well as second trust deeds
6. Adds back the FV discount to the loans held for investment

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17

18 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved ASSET QUALITY TRENDS Nonperforming Assets (% of Total Assets) Past Due Loans (% of LHFI) Classified Assets (% of Total Assets) Net Charge-offs/(Recoveries) (% of Average Loans) Sound asset quality metrics reflecting disciplined & proactive credit risk management Note: Dollars in millions $64.1 $52.1 $39.1 $28.9 $27.7 0.34% 0.28% 0.22% 0.16% 0.15% 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Nonperforming Assets ($ in millions) NPAs / Total Assets $12.2 $17.9 $9.9 $2.6 $2.1 0.09% 0.14% 0.08% 0.02% 0.02% 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Past Due Loans ($ in millions) PD Loans / Loans HFI $204.9 $183.8 $120.5 $107.1 $89.2 1.09% 1.00% 0.67% 0.60% 0.49% 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Classified Assets ($ in millions) Classified Assets / Total Assets $6.4 $10.3 $2.3 $1.4 -$0.3 0.05% 0.08% 0.02% 0.01% 0.00% 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Net Charge-offs (Recoveries) ($ in millions) NCOs / Avg Loans

19 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved 0.15% 3.84% Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 PPBI Peer Median PDNB Failed- Bank Acquisition 4/27/12 CREDIT RISK MANAGEMENT Credit quality has historically outperformed peers throughout varying cycles Nonperforming Assets to Total Assets Comparison CNB Failed- Bank Acquisition 2/11/11 Note: Peer group consists of Western region banks and thrifts with total assets between $5 billion and $81 billion as of December 31, 2024

20 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved 627% 310% 349% 336% 376% 275% 356% 285% 385% 296% 0% 100% 200% 300% 400% 500% 600% 700% 800% Construction CRE NOO Multifamily CRE Concentration Ratio Note: Prior to 2020: CRE Concentration Ratio was defined as (Non-owner Occupied CRE + Construction + Multifamily) / total risk-based capital; Beginning March 2020: CRE Concentration Ratio was defined as (Non-owner Occupied CRE + Construction + Multifamily ) also including RC-C Memo 3 loans (Loans to finance CRE not secured by real estate) / Tier 1 capital + ACL; Beginning December 2024: CRE Concentration Ratio is defined as loans collateralized by (Non-owner Occupied CRE + Construction + Multifamily ) also including RC-C Memo 3 loans (Loans to finance CRE not secured by real estate) / Tier 1 capital + ACL. CRE Concentration Ratio Grandpoint Acquisition Experience in managing CRE loans through multiple cycles • 64% of loans included in CRE concentration at March 31, 2025 are multifamily loans with historically strong performance • CRE concentrations are well-managed across the organization and stress-tested semiannually Opus Acquisition LOW RISK CRE LOAN PORTFOLIO SCB Acquisition SDT & FAB Acquisitions

Selected Loan Metrics First Quarter 2025

22© 2025 Pacific Premier Bancorp, Inc. | All rights reserved Portfolio Fundamentals • Disciplined underwriting focuses on true cash flow, using the lesser of actual or market rents and market vacancy, with no emphasis on projections or rent trending • Large majority of loans are personally guaranteed by principals or by entities with significant net worth and liquidity • Portfolio is geographically diversified with a focus on markets that have strong historical performance • Loans to seasoned owners of multifamily properties with extensive operating experience • Seasoned stabilized properties with modest leverage and strong operating results • Core competency for PPB, an asset class which performed well for the bank during the Great Recession of 2008 (1) DSCR is computed using the most recent NOI provided and annualized current payment amount By Geography (1) Portfolio Characteristics – MultifamilyBy # of Units (1) Based on location of primary real property collateral. All California information is for respective county INVESTOR REAL ESTATE SECURED: MULTIFAMILY 3/31/2025 Loan Balance Outstanding $5.3 billion Number of Loans 2,229 Average Loan Size $2.4 million Loan-to-Value (Weighted Avg) 57% DSCR (Weighted Avg) (1) 1.71x Seasoning (Weighted Avg) 52 months % of Total Loans 44.1% ACL Coverage Ratio 0.97% NPAs / Total Assets 0.00% Portfolio Delinquency 0.00%

INVESTOR REAL ESTATE SECURED: MULTIFAMILY

By Rate Reset Period (1)


First Reset 2-3 Year
15%
First Reset > 3 Year
21%
First Reset 1-2 Year
26%
Adjustable Rate
12%
Fixed Rate
19%
First Reset <= 1 Year
7%

(1) First reset on $4.3 billion of adjustable multifamily loans as of March 31, 2025

By Class Type


NAP*
3%
Class A
2%
Class B
13%
Class C
82%

* NAP = Not applicable, properties are primarily mobile home parks

By Rent Regulated/Control


State Regulated*
38%
Non-Rent Regulated
32%
City Regulated*
30%

* Has rent control; Note counties based in CA are subject to State Rent Control Laws (AB 1482)

Multifamily Loan Characteristics

- California allows for higher annual rent increases than other markets (i.e. NYC) -CPI+5%, not to exceed 10% in 12 months (California State-wide)
- No Vacancy Control within the State of California, therefore owners have the ability to reprice new vacancies to market rents
- Class C multifamily provides relatively affordable workforce housing alternatives near jobs, schools, neighborhood retail and public transportation
- Single-family home affordability remains an issue in most of the Bank's markets, with apartments presenting a more affordable alternative
- Seasoned multifamily portfolio that has benefited from multiple years of permitted rent increases

© 2025 Pacific Premier Bancorp, Inc. | All rights reserved
23

24© 2025 Pacific Premier Bancorp, Inc. | All rights reserved 3/31/2025 Loan Balance Outstanding (1) $2.1 billion Number of Loans 1,078 Average Loan Size $2.0 million Loan-to-Value (Weighted Avg) 49% DSCR (Weighted Avg) (2) 1.89x Seasoning (Weighted Avg) 68 months % of Total Loans 17.6% ACL Coverage Ratio 1.27% NPAs / Total Assets 0.08% Portfolio Delinquency 0.00% Portfolio Fundamentals • Disciplined underwriting standards emphasize actual cash flow coverage of debt service and strong collateral support • Most loans are personally guaranteed by principals or by entities with significant net worth and liquidity • Portfolio is well-diversified across geographies and property types • Seasoned owners and managers of income properties • Conservative underwriting uses the lesser of actual or market rents and market vacancy, not projections or proformas • Majority of loans are to borrowers who maintain a deposit relationship (1) Excludes SBA loans (2) DSCR is computed using the most recent NOI provided and annualized current payment amount By Geography (1) Portfolio Characteristics - CRE Non-Owner OccupiedBy Property Type (1) Based on location of primary real property collateral. All California information is for respective county INVESTOR REAL ESTATE SECURED: CRE NON-OWNER OCCUPIED

25© 2025 Pacific Premier Bancorp, Inc. | All rights reserved Retail Office Loan Balance Outstanding (1) $645.3 million $546.2 million Number of Loans 303 195 Average Loan Size $2.1 million $2.8 million Loan-to-Value (Weighted Avg) 47% 56% DSCR (Weighted Avg) (2) 1.76x 1.50x Seasoning (Weighted Avg) 67 months 64 months % of Total Loans 5.4% 4.5% ACL Coverage Ratio 0.66% 2.93% NPAs / Total Assets 0.00% 0.07% Portfolio Delinquency 0.00% 0.00% Portfolio Fundamentals • Disciplined underwriting uses the lesser of actual or market rents and market vacancy, while considering tenant profile, lease expirations, rollover risk and capital costs • Portfolios are well diversified across geographies and property types Retail • PPB primarily lends on seasoned Class B and C strip and neighborhood centers in well established higher density markets • No exposure to malls and minimal exposure to big-box retailers Office • Minimal exposure to Class A high-rise projects or to central business districts (1) Excludes SBA and Franchise loans (2) DSCR is computed using the most recent NOI provided and annualized current payment amount Office: By Geography (1) Portfolio Characteristics – Retail and Office CRE NOORetail: By Geography (1) (1) Based on location of primary real property collateral. All California information is for respective county INVESTOR REAL ESTATE SECURED: CRE NOO RETAIL AND OFFICE

26© 2025 Pacific Premier Bancorp, Inc. | All rights reserved CRE, non-SBA SBA Loan Balance Outstanding $294.1 million $27.6 million Number of Loans 72 46 Average Loan Size $4.1 million $599,000 Loan-to-Value (Weighted Avg) 51% 69% DSCR (Weighted Avg) (1) 2.36x 1.25x Seasoning (Weighted Avg) 74 months 78 months % of Total Loans 2.4% 0.2% 3/31/2025 Loan Balance Outstanding, Total $321.6 million ACL Coverage Ratio 1.48% NPAs / Total Assets 0.00% Portfolio Delinquency 0.00% Portfolio Fundamentals • Loans to seasoned hotel operators, generally with significant resources • No exposure to large conference center hotels, large resorts or casinos • Mix of flagged properties and boutique hotels without significant exposure to central business districts • Underwriting consistent with management’s conservative approach • SBA represents the retained, unguaranteed portion of approximately 25% of the total outstanding balance By Geography (1) Portfolio Characteristics – Hotel / MotelSBA vs. non-SBA (1) Based on location of primary real property collateral. All California information is for respective county. Note: SBA loans are unguaranteed portion and represent approximately 25% of principal balance for the respective borrower INVESTOR REAL ESTATE SECURED: CRE NOO SBA HOTEL / MOTEL (1) DSCR is computed using the most recent NOI provided and annualized current payment amount

27© 2025 Pacific Premier Bancorp, Inc. | All rights reserved Portfolio Fundamentals • Relationship borrowers who are core banking clients of PPB • Repayment based on operating cash flows of the business • Business loans secured by owner occupied commercial real estate, along with the business assets of the operating entity occupying the property • Properties located in job centers, with emphasis on metro markets and supporting suburbs, primarily in California and Western states • Disciplined underwriting based on actual business cash flows, not projections • Portfolio is well diversified by industry and geography (1) Excludes SBA and Franchise loans By Geography (2) Portfolio Characteristics – CRE Owner OccupiedBy Industry (1) (1) Distribution by North American Industry Classification System (NAICS) (2) Based on location of primary real property collateral. All California information is for respective county 3/31/2025 Loan Balance Outstanding (1) $2.0 billion Number of Loans 1,285 Average Loan Size $1.5 million Loan-to-Value (Weighted Avg) 49% Seasoning (Weighted Avg) 62 months % of Total Loans 16.3% ACL Coverage Ratio 1.56% NPAs / Total Assets 0.00% Portfolio Delinquency 0.00% INVESTOR REAL ESTATE SECURED: CRE OWNER OCCUPIED

28© 2025 Pacific Premier Bancorp, Inc. | All rights reserved Portfolio Fundamentals • Commercial & Industrial loans focused on small and middle market businesses • Portfolio is well diversified by industry and geography • Most of the borrowers have a deposit relationship • Repayment based on operating cash flows of the business • Disciplined underwriting based on actual results, not projections • Limited exposure to leveraged loans (1) Excludes SBA and Franchise loans (2) Based on commitment By Geography (2) Portfolio Characteristics - Commercial and IndustrialBy Industry (1) (1) Distribution by North American Industry Classification System (NAICS) (2) Based on location of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county. Other states is primarily comprised of loans purchased and participated outside our primary geographic footprint. 3/31/2025 Loan Balance Outstanding (1) $1.6 billion Number of Loans 3,716 Average Loan Size $433,000 Number of Relationships 2,713 Average Relationship Size (2) $1.0 million % of Total Loans 13.4% ACL Coverage Ratio 2.60% NPAs / Total Assets 0.07% Portfolio Delinquency 0.10% COMMERCIAL AND INDUSTRIAL

29© 2025 Pacific Premier Bancorp, Inc. | All rights reserved Portfolio Fundamentals • Majority of Franchise portfolio are Quick Service Restaurant (“QSR”) brands and fast food with national scale with the resources to innovate and command market share • Well diversified by brand, guarantors, geography and collateral type (CRE and C&I) • 100% of the QSR franchise concepts in our portfolio profile have drive-thru, takeout and/or delivery capabilities, with this component expected to remain higher than pre-pandemic levels and thus bring added strength to our portfolio • Borrowers have over 24 years of operating experience on average • Principals provide personal guarantees and all related loans are cross collateralized and cross defaulted • Highly disciplined approach, maintain well-defined market niche with minimal exceptions (1) Based on commitment (2) Fixed Charge Coverage Ratio includes certain fixed expenses in the denominator and is a more conservative measure than DSCR By Geography (2) Portfolio Characteristics - FranchiseBy Concept (1) (1) Other category includes 12 different concepts, none of which is more than 3% (2) Based on state of primary real property collateral if available, otherwise borrower address. Other category includes 24 different states, none of which is more than 4%. 3/31/2025 Loan Balance Outstanding $433.3 million % of Loans Secured by Real Estate Collateral 55% Number of Relationships 119 Average Relationship Size (1) $3.7 million Average Length of Relationship 75 Number of Loans 458 Average Loan Size $946,000 FCCR (Weighted Avg) (2) 1.72 % of Total Loans 3.6% ACL Coverage Ratio 2.94% NPAs / Total Assets 0.00% Portfolio Delinquency 0.01% FRANCHISE LOANS

Strategy and Technology Overview

31 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved PREMIER 360 Total client transparency throughout the organization using proprietary Salesforce enabled platform Client and Data Management Highly customized solution designed to enhance the client experience, maximize banking relationships, optimize business development and accelerate new client acquisition Workflow Management Automated workflows centered around the client, allowing Pacific Premier to be highly efficient and maximize resource capacity Call Center Management Using the combination of top tier call center technology and Premier 360 , provides employees the right tools to deliver best-in-class services Digital Marketing Management Marketing automation that sends electronic communications to prospective and existing clients on behalf of Pacific Premier

32 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved CLIENT ACQUISITION - PREMIER 360 New Client Acquisition Onboarding Clients Premier360 Reporting  Premier360 is the central database of all potential banking clients and referral sources  Each relationship manager owns a targeted number of prospects and referral sources which they call regularly  Marketing campaigns are customized, targeted and delivered digitally to prospective clients enabling better call penetration  All client onboarding starts and finishes through Premier360 – universal client view as every business unit has visibility of each prospective and existing client  Each potential banking relationship is customized to the current and future banking needs of the client  Clients have a dedicated relationship manager that owns the relationship  All potential client and referral source calls and appointments are tracked with activity reports in Premier360  All business units have access to onboarding pipeline to track progress to ensure client expectations are met  All existing client calls and appointments are tracked in Premier360 to foster stronger relationships

PPBI Culture and Corporate Responsibility

34 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved CULTURE AT PACIFIC PREMIER Our culture is defined by our Success Attributes, and they are the foundation of our “one bank, one culture” approach Organizational Culture Integrity • Do the right thing, every time. • Conduct business with the highest ethical standards. • Take responsibility for your actions. Improve • Improvement is incremental. Small changes over time have a significant impact. • Mistakes happen. Learn from them and don’t repeat them. • Be responsible for your personal and professional development. Communicate • Over-communicate. • Provide timely and complete information to all stakeholders. • Collaborate to make better decisions. Achieve • Results matter. • Be open to achieving results in new ways. • A winning attitude is contagious. Urgency • Operate with a sense of urgency. • Be thoughtful, making decisions in a timely manner. • Act today, not tomorrow.

BOARD REFRESHMENT & EVALUATION PROCESS

Commitment to regular refreshment to evolve our Board in line with our strategy

Process Overview

- Our Board is committed to annually reviewing the appropriate skills and characteristics required of directors
- The Board believes in and actively practices diversity and inclusion. Our Board takes a multi-dimensional approach to diversity, including industry experience, professional expertise, gender, and racial / ethnic background.

Key Selection Criteria

- ✓ Integrity and independence
- ✓ Composition of the board should reflect sensitivity to the need for diversity with respect to gender, ethnic background and experience
- ✓ Substantial accomplishments, and prior or current association with institutions noted for their excellence
- ✓ Demonstrated leadership ability, with broad experience, diverse perspectives and the ability to exercise sound business judgment
- ✓ Banking/Financial Services expertise
- ✓ Public company oversight experience
- ✓ Significant experience in governance areas such as audit, corporate governance, enterprise risk, executive compensation practices, regulatory compliance, cybersecurity, technology, climate-related risk oversight and corporate social responsibility
- ✓ Special skills, expertise or background that add to and complement the Board's range of skills
- ✓ Career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make
- ✓ Availability and energy necessary to perform duties as a director

Our Process in Action

Four Independent Directors
Added Since 2020

2022
Rose McKinney-James
Managing Principal, Energy Works LLC and McKinney-James & Associates Director, MGM Resorts International

Stephanie Hsieh
CEO of Waban Advisors, Inc. and prior Executive Director, Biocom California

2021
George Pereira
Prior COO and CFO, Charles Schwab Investment Management Inc.

2020
Richard Thomas
Prior EVP / CFO, CVB Financial Corp. Former Partner, Deloitte

Independent Director Tenure
As of 3/31/2025


0-4 Years 30%
10+ Years 10%
5-9 Years 60%
Average Tenure
7.1 Years

© 2025 Pacific Premier Bancorp, Inc. | All rights reserved

35

CORPORATE RESPONSIBILITY

Our Corporate Responsibility Program prioritizes community impact, business resilience, and the well-being and development of our people within an integrated operational framework.

Employee Development

Advancing talent development, leadership succession, and well-being

- Offering training and leadership development opportunities
- Fostering engagement, internal mobility, and career growth
- Preparing future leaders through thoughtful succession planning

Community Impact

Strengthening communities through financial literacy, tailored products, and support[1]

Equitable Access & Financial Inclusion

29% Charitable budget dedicated to financial education

24,000 Individuals reached through education initiatives

Community Support

$2.9M Donated

396 Non-profits served

9,850 Volunteer hours

Fresh Start Checking for unbanked individuals

Startup Business Checking for small businesses

Business Resilience

Enhancing operational strength, security, risk mitigation, and resource management

- Strengthening operations for long-term efficiency and resilience
- Upholding responsible practices that support sustainable growth
- Maintaining robust plans and procedures to facilitate disaster response and crisis management

Responsible Governance

- Proving board-level oversight of the Corporate Responsibility Program
- Structuring risk oversight around the three lines of defense model to ensure accountability and internal control
- Promoting responsible banking practices and safeguarding consumers

Continuous Improvement

- Awarded an **Outstanding** rating in our last two consecutive Community Reinvestment Act (CRA) exams
- Named one of **Orange County's 50 most community-minded companies** for four consecutive years
- Reached **89% participation** in Gallup employee engagement survey
- Delivered development training through the **Pacific Coast Banking School** and **Center for Creative Leadership**
- Launched **Privileged Access Management (PAM)** program to enhance data security and operational resilience

1. Equitable Access & Financial Inclusion and Community Support data is for the 12-month period ended December 31, 2024

© 2025 Pacific Premier Bancorp, Inc. | All rights reserved

36

37 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved PPBI INVESTMENT THESIS  Shareholder value is our key focus – building long-term value for our owners  Our culture differentiates us and drives fundamentals for all stakeholders  Diverse Board advising on strategy, overseeing risk and ESG, and supporting long-term value creation  Financial results remain solid – strong capital ratios and core earnings  Emphasis on risk management is a key strength of our organization  We have maintained a strong credit culture in both good times and bad  Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011

Appendix: Information - Non-GAAP Reconciliation

39 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands For periods presented below, return on average assets excluding the FDIC special assessment is a non-GAAP financial measure derived from GAAP based amounts. We calculate this figure by excluding the FDIC special assessment and the related tax impact from net income. Management believes that the exclusion of such nonrecurring items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison of financial performance. (Dollars in thousands) 1Q 2025 4Q 2024 1Q 2024 Net income 36,021$ 33,893$ 47,025$ Add: FDIC special assessment 25 (33) 523 Less: tax adjustment (1) 7 (9) 148 Adjusted net income for average assets 36,039$ 33,869$ 47,400$ Average assets 18,086,988$ 18,155,738$ 19,034,396$ Return on average assets (annualized) 0.80% 0.75% 0.99% Adjusted return on average assets (annualized) 0.80% 0.75% 1.00%

NON-U.S. GAAP FINANCIAL MEASURES

Tangible book value per share and tangible common equity to tangible assets (the "tangible common equity ratio") are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We believe that this information is consistent with the treatment by bank regulatory agencies, which excludes intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios.

	As of December 31,										As of				
	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	Mar. 31, 2024	Jun. 30, 2024	Sept. 30, 2024	Dec. 31, 2024	Mar. 31, 2025
Total stockholders' equity	$ 199,592	$ 298,980	$ 459,740	$ 1,241,996	$ 1,969,697	$ 2,012,594	$ 2,746,649	$ 2,886,311	$ 2,798,389	$ 2,882,581	$ 2,902,801	$ 2,923,764	$ 2,943,937	$ 2,955,743	$ 2,967,089
Less: intangible assets	28,564	58,002	111,941	536,343	909,282	891,634	984,076	970,883	956,900	944,597	941,761	938,998	936,236	933,506	930,940
Tangible common equity	**$ 171,028**	**$ 240,978**	**$ 347,799**	**$ 705,653**	**$ 1,060,415**	**$ 1,120,960**	**$ 1,762,573**	**$ 1,915,428**	**$ 1,841,489**	**$ 1,937,984**	**$ 1,961,040**	**$ 1,984,766**	**$ 2,007,701**	**$ 2,022,237**	**$ 2,036,149**
Total assets	$ 2,037,731	$ 2,789,599	$ 4,036,311	$ 8,024,501	$ 11,487,387	$ 11,776,012	$ 19,736,544	$ 21,094,429	$ 21,688,017	$ 19,026,645	$ 18,813,181	$ 18,332,325	$ 17,909,643	$ 17,903,585	$ 18,085,583
Less: Intangible assets	28,564	58,002	111,941	536,343	909,282	891,634	984,076	970,883	956,900	944,597	941,761	938,998	936,236	933,506	930,940
Tangible assets	**$ 2,009,167**	**$ 2,731,597**	**$ 3,924,370**	**$ 7,488,158**	**$ 10,578,105**	**$ 10,884,378**	**$ 18,752,468**	**$ 20,123,546**	**$ 20,731,117**	**$ 18,082,048**	**$ 17,871,420**	**$ 17,393,327**	**$ 16,973,407**	**$ 16,970,079**	**$ 17,154,643**
Tangible common equity ratio	**8.51%**	**8.82%**	**8.86%**	**9.42%**	**10.02%**	**10.30%**	**9.40%**	**9.52%**	**8.88%**	**10.72%**	**10.97%**	**11.41%**	**11.83%**	**11.92%**	**11.87%**
Common shares issued and oustanding	16,903,884	21,570,746	27,798,283	46,245,050	62,480,755	59,506,057	94,483,136	94,389,543	95,021,760	95,860,092	96,459,966	96,434,047	96,462,767	96,441,667	97,069,001
Book value per share	$ 11.81	$ 13.86	$ 16.54	$ 26.86	$ 31.52	$ 33.82	$ 29.07	$ 30.58	$ 29.45	$ 30.07	$ 30.09	$ 30.32	$ 30.52	$ 30.65	$ 30.57
Less: intangible book value per share	1.69	2.69	4.03	11.60	14.55	14.98	10.42	10.29	10.07	9.85	9.76	9.74	9.71	9.68	9.59
Tangible book value per share	**$ 10.12**	**$ 11.17**	**$ 12.51**	**$ 15.26**	**$ 16.97**	**$ 18.84**	**$ 18.65**	**$ 20.29**	**$ 19.38**	**$ 20.22**	**$ 20.33**	**$ 20.58**	**$ 20.81**	**$ 20.97**	**$ 20.98**

Note: All dollars in thousands, except per share data

© 2025 Pacific Premier Bancorp, Inc. | All rights reserved

40

41 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands For periods presented below, return on average tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate this figure by excluding amortization of intangible assets expense from net income and excluding the average intangible assets and average goodwill from the average stockholders’ equity during the periods indicated. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business. The adjusted net income, adjusted return on average equity, and adjusted return on average tangible common equity further exclude the nonrecurring items to provide a better comparison to the financial results of prior periods. 1. Adjusted by statutory tax rate 1Q 2025 4Q 2024 1Q 2024 Net income 36,021$ 33,893$ 47,025$ Plus: amortization of intangible assets expense 2,566 2,730 2,836 Less: tax adjustment (1) 723 769 801 Net income for average tangible common equity 37,864$ 35,854$ 49,060$ Add: FDIC special assessment 25 (33) 523 Less: tax adjustment(1) 7 (9) 148 Adjusted net income for average tangible common equity 37,882$ 35,830$ 49,435$ Average stockholders' equity 2,956,846$ 2,942,122$ 2,895,949$ Less: average intangible assets 31,168 33,813 42,134 Less: average goodwill 901,312 901,312 901,312 Adjusted average tangible common equity 2,024,366$ 2,006,997$ 1,952,503$ Return on average equity (annualized) 4.87% 4.61% 6.50% Adjusted return on average equity (annualized) 4.88% 4.60% 6.55% Return on average tangible common equity (annualized) 7.48% 7.15% 10.05% Adjusted return on average tangible common equity (annualized) 7.49% 7.14% 10.13%

42 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES 1. Adjusted by statutory tax rate Efficiency ratio is a non-GAAP financial measure derived from GAAP-based amounts. This figure represents the ratio of noninterest expense, less amortization of intangible assets and other real estate owned operations, where applicable, to the sum of net interest income before provision for credit losses and total noninterest income less net gain from debt extinguishment. The adjusted efficiency ratio further excludes the FDIC special assessment to provide a better comparison to the financial results of prior periods. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business. Q1 2025 Q4 2024 Q1 2024 Total noninterest expense 100,292$ 100,686$ 102,633$ Less: amortization of intangible assets expense 2,566 2,730 2,836 Less: other real estate owned operations, net - (3) 46 Noninterest expense, adjusted 97,726 97,959 99,751 Less: FDIC special assessment 25 (3) 523 Adjusted noninterest expense excluding FDIC special assessment 97,701$ 97,992$ 99,228$ Net interest income before provision for credit losses 123,367$ 124,532$ 145,127$ Add: total noninterest income 21,465 19,975 25,774 Less: net gain from debt extinguishment - - 5,067 Revenue, adjusted 144,832$ 144,507$ 165,834$ Efficiency ratio 67.5% 67.8% 60.2% Adjusted efficiency ratio excluding FDIC special assessment 67.5% 67.8% 59.8%

43 © 2025 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Cost of non-maturity deposits is a non-GAAP financial measure derived from GAAP-based amounts. Cost of non-maturity deposits is calculated as the ratio of non- maturity deposit interest expense to average non-maturity deposits. We calculate non-maturity deposit interest expense by excluding interest expense for all certificates of deposit from total deposit expense, and we calculate average non-maturity deposits by excluding all certificates of deposit from total deposits. Management believes cost of non-maturity deposits is a useful measure to assess the Company’s deposit base, including its potential volatility. Note: All dollars in thousands Q1 2025 Q4 2024 Q1 2024 Total deposits interest expense 59,573$ 66,355$ 59,506$ Less: certificates of deposit interest expense 18,512 22,287 19,075 Less: brokered certificates of deposit interest expense 3,789 3,869 6,669 Non-maturity deposit expense 37,272$ 40,199$ 33,762$ Total average deposits 14,635,422$ 14,708,306$ 15,055,747$ Less: average certificates of deposit 1,780,043 1,916,788 1,727,728 Less: average brokered certificates of deposits 300,424 300,065 568,872 Average non-maturity deposits 12,554,955$ 12,491,453$ 12,759,147$ Cost of non-maturity deposits 1.20% 1.28% 1.06%